UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2022

EQUINIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40205 (Commission File Number)	77-0487526 (I.R.S. Employer Identification No.)

One Lagoon Drive
Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

(650) 598-6000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027		The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Equity Distribution Agreement

On February 18, 2022, Equinix, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Equity Distribution Agreement dated as of October 30, 2020 by and between the Company and the Managers named therein (as amended, the “Equity Distribution Agreement”). The Amendment provides that the Company may offer and sell shares under the Equity Distribution Agreement pursuant to forward sale transactions. In connection therewith, each of the “Forward Purchasers” (as defined in the Equity Distribution Agreement), in its capacity as purchaser under any Forward Sale Agreement (as defined below), and each of the “ Forward Sellers” (as defined in the Equity Distribution Agreement), in connection with the offering and sale of any Forward Hedge Shares (as defined in the Equity Distribution Agreement) pursuant to the Equity Distribution Agreement, were added as parties to the Equity Distribution Agreement.

The Amendment did not change the maximum aggregate offering amount of the shares of Company’s common stock (the “Shares”) that may be sold pursuant to the Equity Distribution Agreement, which remains at $1,500,000,000, including shares of common stock that have previously been sold under the Equity Distribution Agreement and shares of common stock that may be sold to hedge the forward sale transactions.

The Amendment provides that, in addition to the Company’s ability to offer and sell Shares through the Managers, the Company may enter into one or more forward sale agreements under the master forward confirmation (the “Master Forward Confirmation”) dated February 18, 2022 between the Company and each Forward Purchaser, and the related supplemental confirmations that may be entered into from time to time between the Company and the relevant Forward Purchaser (together with the Master Forward Confirmation, a “Forward Sale Agreement”).  In connection with any Forward Sale Agreement, pursuant to the Equity Distribution Agreement, the relevant Forward Purchaser has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to borrow from third parties and, through the relevant Forward Seller, sell a number of Shares equal to the number of Shares underlying the particular Forward Sale Agreement.

The Company will not initially receive any proceeds from the sale of borrowed shares of the Company’s common stock by a Forward Seller. The Company expects to receive proceeds upon future physical settlement of the relevant Forward Sale Agreement with the relevant Forward Purchaser on dates specified by the Company on or prior to the maturity date of the relevant Forward Sale Agreement.

In connection with each Forward Sale Agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price payable by the relevant Forward Purchaser under the relevant Forward Sale Agreement, commissions at a mutually agreed rate not to exceed 2.0% of the gross sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller.

Any shares of common stock the Company may offer, issue and sell, and any shares of borrowed common stock that the Forward Purchasers may offer and sell, pursuant to the Equity Distribution Agreement will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-249763) filed with the Securities and Exchange Commission on October 30, 2020, and the prospectus supplement filed with the Securities and Exchange Commission on February 18, 2022. The prospectus supplement dated February 18, 2022, together with the accompanying prospectus, supersedes the prospectus supplement dated October 30, 2020 relating to the Equity Distribution Agreement.

The foregoing descriptions of the Equity Distribution Agreement and Master Forward Confirmation are not complete and are qualified in their entirety by reference to the full text of the Equity Distribution Agreement and form of Master Forward Confirmation, which are filed as Exhibits 1.1 and 1.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion of Davis Polk & Wardwell LLP relating to the shares of common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The legal opinion of Sullivan & Worcester LLP relating to tax matters is filed as Exhibit 8.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of October 30, 2020, as amended on February 18, 2022, by and among Equinix, Inc. and Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., ING Financial Markets LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., acting as managers, Morgan Stanley & Co. LLC, BNP Paribas SA, Deutsche Bank AG, London Branch, Mizuho Securities USA LLC, and The Bank of Nova Scotia acting as forward purchasers and Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Mizuho Markets Americas LLC, and Scotia Capital (USA) Inc., acting as forward sellers
1.2	Form of Master Forward Confirmation (included in Exhibit 1.1)
5.1	Opinion of Davis Polk & Wardwell LLP
8.1	Opinion of Sullivan & Worcester LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: February 18, 2022